UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2005

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Alpharetta, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

This 8-K/A reflects corrections to certain restricted stock granted to Mr. O'Leary.

On May 4, 2005, the Company announced that Rodolphe Reverchon, 46, has been promoted to President - Transportation Europe. Mr. Reverchon joined Exide in 2003 as Vice President - Operations Europe. From 1996 to 2003, Mr. Reverchon served in a number of capacities at Bosch Chassis & Systems as European Manufacturing Director, Plant Manager and Manufacturing Quality Manager Europe.

Mr. Reverchon's annual base compensation will increase to €165,000 and will receive a retention payment of €37,200. Mr. Reverchon will receive 20,000 options which will have a three-year vesting period, and 3,000 shares of restricted stock which will have a five-year vesting period. The award will be issued under the Company's 2004 Stock Incentive Plan, which is subject to shareholder approval at the Company's annual meeting of stockholders scheduled for August 4, 2005.

Mr. Reverchon replaces David Jackson, who left the Company to pursue other opportunities.

On May 9, 2005, the Company announced the appointment of Edward J. O’Leary, 49, as President - Transportation Americas, effective June 6, 2005. Most recently, Mr. O’Leary served as President - The Americas at Oetiker Inc. From 2002 to 2004, Mr. O'Leary served in a consulting capacity with Jag Management Consultants. Mr. O’Leary served as CEO of iStarSystems from 2000 to 2002, and served as Vice President Sales and Distribution - The Americas at Federal-Mogul Corp. from 1998 to 1999.

Mr. O'Leary will receive annual base compensation of $325,000 and an inducement payment of $100,000. Mr. O'Leary will be entitled to participate in the Company's executive incentive plan on a pro-rated basis for fiscal 2006. Mr. O'Leary will receive 30,000 options and restricted stock valued at $60,000 which will have a three-year vesting period, and 5,000 shares of restricted stock which will have a five-year vesting period. The awards will be issued under the Company's 2004 Stock Incentive Plan, which is subject to shareholder approval at the Company's annual meeting of stockholders scheduled for August 4, 2005. Mr. O'Leary will also be eligible for the Company's Income Protection Plan which provides 12 months of severance, regardless of whether the executive officer obtains new employment within the 12 month period. The Income Protection Plan is intended to provide participants with severance benefits in the event of termination of employment without cause or resignation under certain adverse circumstances.

Mr. O’Leary replaces Randy Siuda, who has also left the Company to pursue other opportunities.

Item 9.01. Financial Statements and Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

May 11, 2005	By:	Gordon A. Ulsh

Name: Gordon A. Ulsh
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 4, 2005
99.2	Press Release dated May 9, 2005